As filed with the Securities and Exchange Commission on December 11, 2020

Registration No. 333-198111

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO THE

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tuniu Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Tuniu Building No. 699-32

Xuanwudadao, Xuanwu District

Nanjing, Jiangsu Province 210042

The People’s Republic of China

+86 (25) 8685-3969

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2008 Incentive Compensation Plan
2014 Share Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168
(Name and address of agent for service)

Tel: +1-212-947-7200

(Telephone number, including area code, of agent for service)

Copies to:

Mr. Anqiang Chen Financial Controller Tuniu Building No. 699-32 Xuanwudadao, Xuanwu District Nanjing, Jiangsu Province 210042 The People’s Republic of China Telephone: +(86) 25 86853969	Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700	Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP JingAn Kerry Centre, Tower II 46th Floor 1539 Nanjing West Road Shanghai, the People's Republic of China +86 21 6193-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐        Accelerated filer ☒          Non-accelerated filer☐

Emerging growth company☐                                             Smaller reporting company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On August 13, 2014, Tuniu Corporation, a company incorporated under the laws of the Cayman Islands (the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-198111) registering 23,875,140 Class A ordinary shares of the Registrant (the “Form S-8”), covering the 2008 Incentive Compensation Plan and the 2014 Share Incentive Plan. The Registrant is amending the Form S-8 by filing this Post-Effective Amendment No. 1 to Form S-8 (the "Post-Effective Amendment No. 1") to (i) update the cover page by (x) disclosing the name, address, telephone number of the new agent for service, (y) disclosing the current filer status and (z) disclosing the current company contact person and Skadden contact persons;(ii) update the signatures of the new authorized representative in the United States, (iii) update the exhibits by (x) incorporating a form of amended and restated deposit agreement among the Registrant, the depositary and holders of the American Depositary Receipts and (y) filing powers of attorney.

Except as revised to reflect the amendments as illustrated in the above paragraph, this Post-Effective Amendment No. 1 does not update, amend or modify any other information, statement or disclosure contained in the Form S-8.

Item 8.	Exhibits

The exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Post-Effective Amendment No. 1 to Form S-8 (see Exhibit Index below).

EXHIBIT INDEX

Exhibit Number	Description
4.3	Form of Amended and Restated Deposit Agreement among the Registrant, the depositary and holders of the American Depositary Receipts (incorporated herein by reference to Exhibit 99.(A) to the Post-Effective Amendment No. 1 to the F-6 Registration Statement (File No. 333-195515), filed with the Security and Exchange Commission on December 1, 2020)
24.1*	Powers of Attorney (included on signature page hereto)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Nanjing, China, on December 11, 2020.

Tuniu Corporation
By:	/s/ Dunde Yu
	Name:	Dunde Yu
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Mr. Dunde Yu and Mr. Anqiang Chen, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dunde Yu	Chairman of the Board of Directors and Chief Executive Officer	December 11, 2020
Dunde Yu	(principal executive officer)

/s/ Haifeng Yan	Director	December 11, 2020
Haifeng Yan

/s/ Jie Zhu	Director	December 11, 2020
Jie Zhu

/s/ Kun Li	Director	December 11, 2020
Kun Li

Signature	Title	Date

/s/ Cindy Chen	Independent Director	December 11, 2020
Cindy Chen

/s/ Frank Lin	Independent Director	December 11, 2020
Frank Lin

/s/ Tao Yang	Independent Director	December 11, 2020
Tao Yang

/s/ Onward Choi	Independent Director	December 11, 2020
Onward Choi

/s/ Jack Xu	Independent Director	December 11, 2020
Jack Xu

/s/ Sheng Li Hu	Independent Director	December 11, 2020
Shengli Hu

/s/ Anqiang Chen	(principal financial and accounting	December 11, 2020
Anqiang Chen	officer)

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act, as amended, the undersigned, the duly authorized representative in the United States of Tuniu Corporation, has signed this Post-Effective Amendment No. 1 to Form S-8 or amendment thereto in New York, New York, the United States, on December 11, 2020.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President